UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2006

ACXIOM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

1 Information Way, P.O. Box 8180, Little Rock, Arkansas	72203-8180
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b) and (d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 3, 2006, the Acxiom Corporation (“Acxiom”) Board of Directors appointed Michael J. Durham to fill a vacancy on the board created by the resignation, effective February 28, 2006, of director Harry C. Gambill. Mr. Durham has also been appointed to serve on the Audit Committee of the Acxiom board. Mr. Durham is currently president and CEO of Cognizant Associates, Inc., a consulting firm based in Dallas, TX, which he founded in 2000. During the twenty years prior to forming Cognizant Associates, Mr. Durham served as president and CEO of Sabre, Inc.; as Sr. Vice President and Treasurer of AMR; and as Senior Vice President of Finance and CFO of American Airlines. He also held various other positions within the finance area at AMR. Mr. Durham currently serves as the non-executive Chairman of the Board of the Asbury Automotive Group, Inc., a NYSE-listed company in the automotive retailing industry, and as chairman of the audit committee and board member of AGL Resources, Inc. (“AGL”), a NYSE-listed company in the natural gas industry. He is also a member of the board of Bombardier, Inc. (“Bombardier”), a large Canadian manufacturing company.

There are no arrangements or understandings between Mr. Durham and any other persons pursuant to which he was selected as a director. AGL and Bombardier are customers of Acxiom pursuant to contracts which pre-date Mr. Durham’s service as an outside director on each of their boards. The annual revenues currently received by Acxiom from AGL and Bombardier are substantially less than five percent of Acxiom’s gross annual revenues. The Acxiom board has been apprised of these contractual relationships and has determined that Mr. Durham meets the independence requirements of the applicable Nasdaq corporate governance rules.

Mr. Gambill, president and CEO of one of Acxiom’s largest customers, TransUnion LLC, had served on the Acxiom board since 1992 pursuant to a contractual right granted by Acxiom to TransUnion. In support of Acxiom’s on-going efforts to create a more independent board, TransUnion agreed to suspend its right to representation on the Acxiom board, and Mr. Gambill tendered his resignation as a director. There were no disagreements between Mr. Gambill and Acxiom on any matter relating to Acxiom’s operations, policies or practices.

Item 8.01 Other Events.

At its quarterly board meeting held on February 9, 2006, the independent directors of Acxiom voted to establish the position of Lead Independent Director/Vice Chairman of the Board and elected William T. Dillard II to serve in the new position for a term of one year.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release of the Company dated March 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2006

ACXIOM CORPORATION

By:        /s/ Jerry C. Jones

Name:	Jerry C. Jones
Title:	Business Development/Legal Leader

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company dated March 6, 2006.